ADDENDUM NO. 2 to LOAN AGREEMENT dated 19th December, 2008

made between

NORDDEUTSCHE LANDESBANK GIROZENTRALE
as Lender, Mandated Lead Arranger and Agent

THE TWELVE LIMITED PARTNERSHIPS
AS MORE CLOSELY DESCRIBED HEREIN
as jointly and severally liable Borrowers

12 A.H.T.S. Vessels
built by Fincantieri Cantieri Navali S.p.A.

THIS ADDENDUM NO. 2 IS MADE THIS 24th DAY OF JANUARY, 2010 between

(1)
NORDDEUTSCHE LANDESBANK GIROZENTRALE, a banking institution organized and existing under the laws of Germany having its registered offices at Friedrichswall 10, 30159 Hannover, Germany (sometimes "NORD/LB" or the "Mandated Lead Arranger" or the "Agent", as the case may be), and

(2)	The Lenders set forth in Schedule 1 attached hereto (the “Lenders”)

and

(3)	ATL OFFSHORE GMBH & CO. MS "JUIST" KG (the "Borrower 1"),

(4)	ATL OFFSHORE GMBH & CO. MS "NORDERNEY" KG (the "Borrower 2"),

(5)	ATL OFFSHORE GMBH & CO. "ISLE OF BALTRUM" KG (the "Borrower 3"),

(6)	ATL OFFSHORE GMBH & CO. "ISLE OF LANGEOOG" KG (the "Borrower 4"),

(7)	ATL OFFSHORE GMBH & CO. "ISLE OF AMRUM" KG (the "Borrower 5"),

(8)	ATL OFFSHORE GMBH & CO. "ISLE OF SYLT" KG (the "Borrower 6"),

(9)	ATL OFFSHORE GMBH & CO. "ISLE OF WANGEROOGE" KG (the "Borrower 7"),

(10)	ATL OFFSHORE GMBH & CO. "ISLE OF NEUWERK" KG (the "Borrower 8"),

(11)	ATL OFFSHORE GMBH & CO. "ISLE OF USEDOM" KG (the "Borrower 9"),

(12)	ATL OFFSHORE GMBH & CO. "ISLE OF FEHMARN" KG (the "Borrower 10"),

(13)	ATL OFFSHORE GMBH & CO. "ISLE OF MEMMERT" KG (the "Borrower 11"),

(14)	ATL OFFSHORE GMBH & CO. "ISLE OF MELLUM" KG (the "Borrower 12")

each of them a limited partnership incorporated and existing under the laws of Germany having its registered office at Neue Str. 24, 26789 Leer, Germany (collectively the "Borrowers", and each one of them a "Borrower"), as jointly and severally liable borrowers on the other part.

WHEREAS pursuant to the terms and conditions of a loan agreement dated 19th December, 2008 (as amended by an addendum no. 1 dated 17th September, 2010 the "Loan Agreement"), made between the Lenders as lenders and the Borrowers as jointly and severally liable borrowers, the Lenders have agreed to grant to the Borrowers loans in the aggregate maximum amount of Euros four hundred twenty million five hundred seventy thousand (EUR 420,570,000.00) (the "Loan") (i) for the part-financing of the construction price of twelve A.H.T.S Vessels built or to be built at FINCANTIERI CANTIERI NAVALI ITALIANI S.P.A. of Genoa, Italy, (the “Builder”), (ii) for the issuing of certain payment guarantees to the Builder and (iii) to enable the Borrowers to postpone the repayment of part of the Loan.

WHEREAS pursuant to a loan agreement dated 6th December, 2010 (the “WC Agreement”) made between the Agent as lender and the Borrowers as borrowers, the Agent has agreed to grant the Borrowers a loan in the amount of up to Euros ten million (EUR 10,000,000.00) (the “WC Facility”) to strengthen the Borrowers’ working capital.

WHEREAS pursuant to the last sentence of clause 2.3 of the Loan Agreement the Borrowers have no further right or claim under the Loan Agreement for the utilization of the Commitment not yet drawn down in the total amount of EUR 15,005,500.00.

WHEREAS upon request of the Borrowers, the Lenders are willing to agree to certain amendments of the Loan Agreement subject to the terms and conditions of this Addendum No. 2.

NOW THEREFORE in consideration of the premises herein contained and other good and valid considerations herein recited, the parties hereto agree as follows:

1.	DEFINITIONS

1.1.	Expressions defined in the Loan Agreement shall have the same meaning when used in this Addendum No. 2, unless defined otherwise herein or unless the context does not permit so.

1.2.	Any term as defined in this Addendum No. 2 shall apply to the Loan Agreement unless the context does not permit so.

1.3.
Where the context of this Addendum No. 2 allows so, words importing the singular include the plural and vice versa. Clause headings in this Addendum No. 2 are for ease of reference only and shall not affect the construction thereof.

1.4.
Unless the context does not allow so, references to "Clauses" are to clauses of this Addendum No. 2. References to any contract or other instrument or document include any amendment or supplement thereto.

2.	AMENDMENTS TO THE LOAN AGREEMENT

With effect from the date hereof, the Loan Agreement shall be amended as follows:

2.1.	Mandatory Prepayment

In addition to the stipulations of clause 9 of the Loan Agreement, after (i) full repayment of the WC Facility to the satisfaction of the Lenders and after (ii) either (a) the commitment termination date under the WC Agreement has occurred or (b) the Borrowers have waived their rights for re-borrowing under clause 9.2 of the WC Agreement, the Borrowers shall make a mandatory prepayment of twenty (20) percent of their annual earnings after tax (equalling the annual turnover less operating expenses of the Vessels less debt service under the Loan Agreement less ten (10) percent dividend payout in relation to the paid-in share-capital and less any taxes to be paid by the Relevant Borrowers) in accordance with clause 9 of the Loan Agreement, being due and payable on the  31st July of each year until all amounts outstanding under the Credit Facility have been repaid in full.

2.2.	Asset Protection

In alteration of clause 18 of the Loan Agreement, the outstanding balance of the WC Facility shall be added to the outstanding balance of the Tranches LT when calculating the loan-to value-ratio in accordance with clause 18 of the Loan Agreement.

2.3.	Change in Corporate Structure

The Equity Provider 2 has transferred a part of its shares in each of the Borrowers to the Manager and the Pool Manager. Therefore, the definition of the term “Equity Provider 2” shall be amended and read as follows:

“Equity Provider 2	Together the Corporate Guarantor and the Manager and the Pool Manager or any of them or an affiliated company of the Corporate Guarantor accepted by the Agent”.

2.4.	Representations and Warranties

In alteration of clause 17.1.16 of the Loan Agreement, the Borrowers represent and warrant to and for the benefit of the Lenders that (i) the Equity Provider 2 shall be and remain a limited partner (Kommanditist) of each of the Borrowers, such Equity Provider 2 holding at least twenty five (25) percent of each of the Borrower's share capital, and (ii) Dr. Niels Hartmann is the sole shareholder of (a) NH Beteiligungen Geschäftsführungs-GmbH of Leer, Germany, being the sole general partner of NH Beteiligungen GmbH & Co. KG of Leer, Germany and (b) NH Beteiligungen GmbH & Co. KG of Leer, Germany, being the sole shareholder of the General Partner.

2.5.	Covenants regarding Corporate Structure

2.5.1.
In alteration of clause 19.5.1 of the Loan Agreement, the Borrowers undertake to the Lenders that during the Security Period they will not without the prior written consent of the Agent allow any change in any of the Borrowers’ corporate or shareholder structure to the effect that the Equity Provider 2 holds less than twenty five (25) percent of the shares of each of the Borrowers or to the effect that any of the Borrowers ceases to be a limited partnership.

2.5.2.
In alteration of clause 19.5.2 of the Loan Agreement, the Borrowers undertake to the Lenders that during the Security Period they will not without the prior written consent of the Agent allow any change of the General Partner or any change in the General Partner's corporate or shareholder structure without (i) promptly informing the Agent in detail prior to any such proposed change in writing and (ii) agreeing with the Agent any amendments to this Agreement in respect of e.g. margin, term, security or any other terms.

2.5.3.
In addition to the stipulations of clause 19.5 of the Loan Agreement, the Borrowers undertake to procure that any of the entities referred to in the definition of the term Equity Provider 2 shall provide the Agent with an undertaking that it will not sell any of the its shares in any of the Borrowers without the Agent’s prior written consent, in the form attached hereto as New Exhibit.

2.6.	Event of Default

2.6.1.
In addition to the stipulations of clause 22 of the Loan Agreement, it shall constitute an Event of Default if the General Partner changes its corporate and/or shareholder structure as described in Clause 17.1.16 of the Loan Agreement (as amended hereby) without the Agent’s prior written consent

2.6.2.
In addition to the stipulations of clause 22 of the Loan Agreement, it shall further constitute an Event of Default if any of the entities referred to in the definition of the term Equity Provider 2 sells any of its shares in any of the Borrowers without the Agent’s prior written consent.

2.6.3.	In deviation of clauses 22.1.16 and 22.1.17 of the Loan Agreement, it shall constitute an Event of Default if

2.6.3.1.
the Equity Provider 1 ceases to be a limited partner (Kommanditist) of each of the Borrowers (except for Borrower 10, Borrower 11, and Borrower 12) holding at least seventy five (75) percent of each of the Borrowers’ (except for Borrower 10, Borrower 11 and Borrower 12) share capital, unless (i) the Equity Provider 1 transfers its shares in the Borrowers to any entity referred to in the definition of the term  Equity Provider 2 or an affiliated company of thereof accepted by the Agent or (ii) the Equity Provider 1 transfers its shares in the Borrowers to another third party accepted by the Agent; and

2.6.3.2.	the Equity Provider 2 ceases to hold at least twenty five (25) percent of the shares of each the Borrowers or if any of the Borrowers ceases to be a limited partnership.

3.	EFFECTIVENESS

This Addendum No. 2 shall become effective on the date hereof.

4.	COSTS AND EXPENSES

All costs and expenses of the Lenders, in case of external services engaged in connection with this Addendum No. 2 upon presentation of a copy of the relevant invoice, incurred under or in connection with this Addendum No. 2 shall be borne by the Borrowers including without limitation expenses for external attorneys or other persons commissioned by any of the parties hereto for any action required by it under or in connection with this Addendum No. 2 and expenses incurred by any of the parties hereto in connection with the preparation, execution and carrying out of this Addendum No. 2 (including any stamp, documentary, registration or other like duties and Taxes, fees and charges), translations and legal opinions (if any).

5.	SEVERABILITY

In the event that this Addendum No. 2 or any provision thereof or any of the documents or instruments which may from time to time be delivered hereunder or any provision thereof shall be deemed invalid by present or future law of any nation or by decision of any court this shall not affect the validity of this Addendum No. 2, such documents and instruments as a whole and in such case the parties shall execute and deliver such other and further agreements and/or documents and/or instruments and such things as the Lenders in their sole discretion may deem to be necessary to carry out the original intent of the parties to this Addendum No. 2.

6.	CONTINUING VALIDITY OF THE LOAN AGREEMENT

Save as amended by this Addendum No. 2 and such further instruments and documents as shall be necessary to give effect to the terms of this Addendum No. 2, the Loan Agreement shall remain unaltered and in full force and effect. In case of conflicts between the provisions of the Loan Agreement and this Addendum No. 2, the provisions of this Addendum No. 2 shall prevail.

7.	APPLICABLE LAW AND JURISDICTION

The terms and conditions set out in this Addendum No. 2 shall be governed by and construed in accordance with German law and the Borrowers submits to the jurisdiction of the courts of Hannover, Germany. However, the Lenders reserve the right to choose as place of jurisdiction any place where any of the Borrowers has any assets or any place of business.

IN WITNESS WHEREOF the parties hereto have caused this Addendum No. 2 to be signed by their duly authorized attorneys the day and year first above written.

THE LENDERS:

SIGNED by	)
Inga Boysen and	)
Regina Schulz	)
for and on behalf of	)
NORDDEUTSCHE LANDESBANK	)
GIROZENTRALE	)	/s/ Inga Boysen /s/ Regina Schulz

THE BORROWERS

SIGNED by	)
Niels Roggemann	)
for and on behalf of	)	/s/ Niels Roggemann .

ATL OFFSHORE GMBH & CO. MS "JUIST" KG

ATL OFFSHORE GMBH & CO. MS "NORDERNEY" KG

ATL OFFSHORE GMBH & CO. "ISLE OF BALTRUM" KG

ATL OFFSHORE GMBH & CO. "ISLE OF LANGEOOG" KG

ATL OFFSHORE GMBH & CO. "ISLE OF AMRUM" KG

ATL OFFSHORE GMBH & CO. "ISLE OF SYLT" KG

ATL OFFSHORE GMBH & CO. "ISLE OF WANGEROOGE" KG

ATL OFFSHORE GMBH & CO. "ISLE OF NEUWERK" KG

ATL OFFSHORE GMBH & CO. "ISLE OF USEDUM" KG

ATL OFFSHORE GMBH & CO. "ISLE OF FEHMARN " KG

ATL OFFSHORE GMBH & CO. "ISLE OF MEMMERT" KG

ATL OFFSHORE GMBH & CO. "ISLE OF MELLUM" KG

ACKNOWLEDGEMENT AND UNDERTAKING

We hereby confirm to have full knowledge of this Addendum No. 2 and to agree to its contents.

THE CORPORATE GUARANTOR

Signed by	)
Niels Roggemann	)
REEDEREI HARTMANN	)
GMBH & CO. KG	)	/s/ Niels Roggemann

NEW EXHIBIT

UNDERTAKING

____________________
_________________, Germany

To:	NORDEUTSCHE LANDESBANK GIROZENTRALE
Shipping and Aircraft Finance Department
Friedrichswall 10
30159 Hannover
Federal Republic of Germany
Fax: +49-511-3614785

__________________,20__

Loan agreement dated 19th December, 2008 (as amended by the addendum no. 1 dated 17th September, 2010 and by an addendum no. 2 dated 24th January, 2011 the “Loan Agreement”) made between, inter alia, you as agent and twelve limited partnerships of Leer, Germany (the “Borrowers” as more closely defined therein)

Dear Sirs,

We, __________________of ____________________, Germany, being an entity referred to in the definition of the term “Equity Provider 2” in the Loan Agreement, hereby undertake not to sell any of our shares in any of the Borrowers without your prior written consent.

Sincerely,

____________________
____________________

SCHEDULE 1

LIST OF LENDERS AND PARTICIPATION